UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
13238 East Aspen Road, Adams, Nebraska 68301
(Address of principal executive offices)
(402) 988-4655
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment and Compensatory Arrangements of Certain Officers
Chief Financial Officer Employment Agreement
     E Energy Adams, LLC (the “Company”) executed an Employment Agreement (the “Agreement”) on April 29, 2008, with Mr. Jonathan Cosby for the position of Chief Financial Officer (“CFO”), with Mr. Cosby’s duties scheduled to commence on May 19, 2008. The terms of the Agreement provide that Mr. Cosby shall report directly to the Chief Executive Officer (“CEO”) and the Board of Directors. As CFO, Mr. Cosby’s duties will include, but will not be limited to the following: budget management and control of departmental expenditures; planning, developing and implementing strategies for operational management to meet performance plans, budgets and timescales adopted by the Board of Directors; establishing and maintaining systems for measuring performance of the Company; monitoring and reporting operational issues; ensuring compliance for various quality management, safety and legal issues; and exploring and evaluating business development opportunities.
     For the past three years, Mr. Cosby has worked for Jaguar Mining and Brazilian Resources in Concord, New Hampshire. Mr. Cosby held the positions of Finance Manager and Controller from July 2005 to the present. Prior to his position at Jaguar Mining and Brazilian Resources, Mr. Cosby was employed as a strategic outsourcing analyst and international accounting supervisor for IBM in Somers, New York from July 2003 to August 2005. Mr. Cosby is a Certified Managerial Accountant and Certified Financial Manager. Mr. Cosby is currently 28 years old.
     In consideration of his services, Mr. Cosby will receive an annual base salary of $105,000 and a Sign-On Bonus of $3,000. Mr. Cosby will also be eligible for an annual performance bonus of up to 50% of his base salary at the discretion of the CEO and the Board of Directors. Mr. Cosby will be entitled to participate fully in the Company’s employee benefit plans and programs. Mr. Cosby will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as CFO.
     The Company may terminate the Agreement without cause by notifying Mr. Cosby at least 30 days in advance of the effective date of such termination. The Company may terminate the Agreement for cause at any time without prior notice to Mr. Cosby. Mr. Cosby may terminate the Agreement by notifying the CEO at least 60 days in advance of such termination. The Agreement contains various restrictive covenants including confidentiality, non-competition, and non-solicitation, which will be continuing obligations of Mr. Cosby even after termination of his employment with the Company.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.27	Chief Financial Officer Employment Agreement dated April 29, 2008, between E Energy Adams, LLC and Jonathan Cosby.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

May 1, 2008	/s/ Carl D. Sitzmann

Date	Carl D. Sitzmann, Chief Executive Officer